SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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NATIONAL RESEARCH CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NATIONAL RESEARCH CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 4, 2006

To the Shareholders of
    National Research Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Research Corporation will be held on Thursday, May 4, 2006, at 9:00 A.M., local time, at our corporate offices located at 1245 Q Street, Lincoln, Nebraska 68508, for the following purposes:

    1.        To elect one director to hold office until the 2008 Annual Meeting of Shareholders and two directors to hold office until the 2009 Annual Meeting of Shareholders, in each case until their successors are duly elected and qualified.

2. To act upon a proposal to approve the National Research Corporation 2006 Equity Incentive Plan.

3. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The close of business on March 16, 2006, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors NATIONAL RESEARCH CORPORATION

Patrick E. Beans Secretary

Lincoln, Nebraska
April 3, 2006

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

NATIONAL RESEARCH CORPORATION

1245 Q Street
Lincoln, Nebraska 68508

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 4, 2006

        This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of National Research Corporation (the “Company”) beginning on or about April 3, 2006, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Thursday, May 4, 2006, at 9:00 A.M., local time, at the Company’s corporate offices located at 1245 Q Street, Lincoln, Nebraska 68508, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

        A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein, FOR the proposal to approve the National Research Corporation 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”) and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of three directors and the proposal to approve the 2006 Equity Incentive Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

        Only holders of record of the Company’s common stock, $.001 par value per share (the “Common Stock”), at the close of business on March 16, 2006 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,885,496 shares of Common Stock, each of which is entitled to one vote per share.

ELECTION OF DIRECTORS

        The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect one director to hold office until the 2008 Annual Meeting of Shareholders and two directors to hold office until the 2009 Annual Meeting of Shareholders, and in each case until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

        The following sets forth certain information, as of March 15, 2006, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Term expiring at the 2008 Annual Meeting

        Joseph W. Carmichael, age 42, has served as President of the Company since August 2004. Prior to August 2004, Mr. Carmichael held various positions with the Company since April 1983, most recently as Senior Vice President from May 2002 to August 2004.

Terms expiring at the 2009 Annual Meeting

        Michael D. Hays, 51, has served as Chief Executive Officer and as a director since he founded the Company in 1981. From 1981 to 2004, he also served as the Company’s President. Prior to founding the Company, Mr. Hays served for seven years as a Vice President and a director of SRI Research Center, Inc. (n/k/a the Gallup Organization).

        John N. Nunnelly, 53, has served as a director of the Company since December 1997. Mr. Nunnelly has been a Vice President of Strategic Planning at McKesson Corporation, a leader in the healthcare information industry, since April 2005. Mr. Nunnelly has served in various other positions during his 24 year tenure with McKesson, including Group President of Resource Management and Home Health Solutions, Vice President and General Manager of the Amherst Product Group and Vice President of Sales-Decision Support. Mr. Nunnelly also serves as an adjunct professor at the University of Massachusetts, teaching information technology in the School of Nursing.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

Directors Continuing in Office

Terms expiring at the 2007 Annual Meeting

        Patrick E. Beans, 48, has served as Vice President, Treasurer, Chief Financial Officer and Secretary and a director of the Company since 1997, and as the principal financial officer since he joined the Company in August 1994. From June 1993 until joining the Company, Mr. Beans was the finance director for the Central Interstate Low-Level Radioactive Waste Commission, a five-state compact developing a low-level radioactive waste disposal plan. From 1979 to 1988 and from June 1992 to June 1993, he practiced as a certified public accountant.

        Gail L. Warden, 67, has served as a director of the Company since January 2005. Mr. Warden is currently President Emeritus of Detroit-based Henry Ford Health System, where he served as President and Chief Executive Officer from 1988 until 2003. Prior to this role, Mr. Warden served as President and Chief Executive Officer of Group Health Cooperative of Puget Sound, as well as Executive Vice President of the American Hospital Association. Mr. Warden serves as Chairman to several national healthcare committees and as a board member to many other healthcare related committees and institutions. In addition, Mr. Warden serves as a director of Comerica Incorporated, a financial services company.

Terms expiring at the 2008 Annual Meeting

        JoAnn M. Martin, 51, has served as a director of the Company since June 2001. Ms. Martin was elected President and Chief Executive Officer of Ameritas Life Insurance Corp., an insurance and financial services company, in July 2005. From April 2003 to July 2005, she served Ameritas Life Insurance Corp. as President and Chief Operating Officer. Prior thereto, Ms. Martin served as Senior Vice President and Chief Financial Officer of Ameritas for more than the last five years. Ms. Martin also has served as Executive Vice President and Chief Financial Officer of Ameritas Holding Company and UNIFI Mutual Holding Company (previously named Ameritas Acacia Mutual Holding Company) for more than the last five years. Ms. Martin has served as an officer of Ameritas and/or its affiliates since 1988. Ms. Martin is also a director of the Saint Elizabeth Regional Medical Center, the Lincoln Chamber of Commerce, Nebraska Wesleyan University and the Nebraska Society of CPAs Foundation.

        Paul C. Schorr III, 69, has served as a director of the Company since February 1998. Mr. Schorr has been the President and Chief Executive Officer of ComCor Holding Inc., an electrical contractor specializing in construction consulting services, since 1987. Mr. Schorr is also a director of Western Sizzlin Corp. and Ameritas Life Insurance Corp.

BOARD OF DIRECTORS

Independent Directors and Annual Meeting Attendance

        Of the six directors currently serving on the Board of Directors, the Board has determined that JoAnn M. Martin, John N. Nunnelly, Paul C. Schorr III and Gail L. Warden are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market.

        Directors are expected to attend the Company’s annual meeting of shareholders each year. Five of the six directors who were directors at the time of the Company’s 2005 Annual Meeting attended the meeting.

Committees

        The Board held five meetings in 2005. During 2005, each director attended at least 75% of the aggregate of (1) the total of all the meetings of the Board and (2) the total number of meetings held by all committees of the Board on which such director served during 2005.

        The Board has a standing Audit Committee, Compensation Committee and Nominating Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. The Company makes available on its website located at www.nationalresearch.com copies of each of these charters free of charge.

        The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company. The Audit Committee presently consists of Paul C. Schorr III (Chairperson), JoAnn M. Martin, John N. Nunnelly and Gail L. Warden, each of whom meets the independence standards of the Nasdaq Stock Market and the Securities and Exchange Commission for audit committee members. The Board has determined that JoAnn M. Martin qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission, because she has the requisite attributes through, among other things, education and experience as a president, chief financial officer and certified public accountant. The Audit Committee held three meetings in 2005.

        The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the 2006 Equity Incentive Plan, the National Research Corporation 2001 Equity Incentive Plan (the “2001 Equity Incentive Plan”), the National Research Corporation 1997 Equity Incentive Plan (the “1997 Equity Incentive Plan”), under which no additional awards may be granted, the National Research Corporation 2004 Director Stock Plan (the “2004 Director Plan”) and the National Research Corporation Director Stock Plan (the “Director Plan”), under which no additional awards may be granted. John N. Nunnelly (Chairperson), JoAnn M. Martin, Paul C. Schorr III and Gail L. Warden are the current members of the Compensation Committee. The Compensation Committee held five meetings in 2005.

        The Nominating Committee consists of JoAnn M. Martin (Chairperson), John N. Nunnelly, Paul C. Schorr III and Gail L. Warden, each of whom meets the independence standards of the Nasdaq Stock Market for nominating committee members. The Nominating Committee’s primary functions are to: (1) recommend persons to be selected by the Board as nominees for election as directors and (2) recommend persons to be elected to fill any vacancies on the Board. The Nominating Committee held no meetings in 2005.

Nominations of Directors

        The Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Secretary of the Company not less than 60 days or more than 90 days prior to the second Wednesday in the month of April.

        In identifying and evaluating nominees for director, the Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:

•	A director must display high personal and professional ethics, integrity and values.

•	A director must have the ability to exercise sound business judgment.

•	A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

        The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one independent director must have the requisite experience and expertise to be designated as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission, and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of Nasdaq.

•	One or more of the directors generally must be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors must be selected so that the Board is a diverse body.

Communications with the Board of Directors

        Shareholders may communicate with the Board by writing to National Research Corporation, Board of Directors (or, at the shareholder’s option, to a specific director), c/o Patrick E. Beans, Secretary, 1245 Q Street, Lincoln, Nebraska 68508. The Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

Director Compensation

        Directors who are executive officers of the Company receive no compensation for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $10,000 and a fee of $500 for each committee meeting attended which is not held on the same date as a Board meeting is held. Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board and committees thereof.

        Pursuant to the 2004 Director Plan, each director who is not an associate (i.e., employee) of the Company receives an annual grant of an option to purchase 12,000 shares of Common Stock on the date of each Annual Meeting of Shareholders. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest one year after the grant date.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2005 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee has considered whether the provision of the services relating to the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous – Independent Registered Public Accounting Firm” was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Paul C. Schorr III, Chairperson
JoAnn M. Martin
John N. Nunnelly
Gail L. Warden

PRINCIPAL SHAREHOLDERS

Management and Directors

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 15, 2006, by: (i) each director and director nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of March 15, 2006, there were 6,885,496 shares of Common Stock outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Michael D. Hays(1)	4,834,201		69.7%
Patrick E. Beans	83,237	(2)	1.2%
Jona S. Raasch	74,213	(3)(6)	1.1%
John N. Nunnelly	34,800	(6)	*
Paul C. Schorr III	33,000	(4)(6)	*
JoAnn M. Martin	28,500	(6)	*
Joseph W. Carmichael	26,922	(5)(6)	*
Gail L. Warden	12,000	(6)	*
All directors, nominees and executive
officers as a group (eight persons)	5,127,184	(6)	73.9%

____________________
* Denotes less than 1%.

(1)	The address of Michael D. Hays is 1245 Q Street, Lincoln, Nebraska 68508.

(2)	Includes 1,500 shares held by Mr. Beans as custodian for his minor children and 42,734 shares owned by four trusts for which Mr. Beans is the sole trustee.

(3)	Includes 50 shares owned by Ms. Raasch’s minor children.

(4)	Includes 3,000 shares owned by The Schorr Family Company, Inc., which Mr. Schorr manages.

(5)	Includes 11 shares held by Mr. Carmichael as a result of his membership in an investment club.

(6)	Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 15, 2006, as follows: Ms. Raasch, 2,573 shares; Mr. Carmichael, 10,714 shares; Mr. Nunnelly, 27,000 shares; Mr. Schorr, 24,000 shares; Ms. Martin, 26,000 shares; Mr. Warden, 12,000 shares; and all directors, nominees and executive officers as a group, 102,287 shares.

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s three other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2005. The persons named in the table are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

					Long-Term Compensation
					Awards	Payouts
		Annual Compensation				Securities
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Awards($)	Underlying Stock Options(#)	All Other Compensation ($)
Michael D. Hays	2005	$127,400	$37,821	--	--	--	--
Chief Executive Officer	2004	196,400	30,689	--	--	18,298	$1,523	(2)
Chief Executive Officer	2003	161,150	29,094	--	--	38,182	1,523
Joseph W. Carmichael	2005	$172,700	$52,458	--	$200,000 (3)	--	--
President	2004	135,600	21,189	--	--	12,634	--
	2003	128,850	24,940	--	--	32,727	--
Jona S. Raasch	2005	$158,000	$46,907	--	--	15,330	--
Vice President and Chief	2004	143,700	22,453	--	--	13,388	--
Operations Officer	2003	132,012	25,975	--	--	34,091	--
Patrick E. Beans	2005	$143,100	$42,484	--	--	13,884	--
Vice President, Treasurer,	2004	130,100	20,329	--	--	12,121	--
Chief Financial Officer and	2003	120,663	41,150	--	--	31,364	--
Secretary

(1)	Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

(2)	Premiums for disability insurance paid by the Company for the benefit of Mr. Hays.

(3)	The amounts shown in this column represent the market value of the restricted stock based upon the closing price of the Company’s Common Stock on the restricted stock grant dates. The restricted stock is subject to a three year restriction period. The value of this award at December 31, 2005, was $231,284. Mr. Carmichael is entitled to any dividends on the restricted stock that became payable during the restriction period.

Stock Options

        The Company has in effect the 2001 Equity Incentive Plan and the 2006 Equity Incentive Plan (which is subject to approval by the shareholders at the Annual Meeting), pursuant to which options to purchase Common Stock may be granted to associates (i.e., employees) of the Company, including officers and associate-directors, and the 1997 Equity Incentive Plan, pursuant to which no additional stock options may be granted.

        The following table presents certain information as to grants of stock options made during 2005 to the named executive officers.

Option Grants in 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Associates in 2005	Exercise or Base Price ($/Share)	Expiration Date	At 5% Annual Growth Rate	At 10% Annual Growth Rate
Michael D. Hays	--	--%	--	--
Joseph W. Carmichael	--	--%	--	--
Jona S. Raasch	15,330	19.0%	$15.46	01/05/2015	$149,049	$377,720
Patrick E. Beans	13,884	17.21%	$15.46	01/05/2015	$134,990	$342,091

(1)	The options reflected in the table (which are nonstatutory options for purposes of the Internal Revenue Code) will each become fully exercisable five years from its date of grant.

(2)	This presentation is intended to disclose the potential value which would accrue to the optionee if the options were exercised the day before they would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

        The following table sets forth information regarding the exercise of stock options by the named executive officers during 2005, and the year-end value of unexercised options held by such persons.

Aggregated Option Exercises in 2005
Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
	Exercise (#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael D. Hays	--	--	--	56,480	$--	$262,504
Joseph W. Carmichael	--	--	10,714	45,361	140,353	221,341
Jona S. Raasch	--	--	10,435	62,809	120,524	259,046
Patrick E. Beans	--	--	6,429	57,369	66,219	237,685

(1)	The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

Report on Executive Compensation

        The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its corporate officers, including the named executive officers. The following report was prepared by members of the Compensation Committee.

        The Company’s executive compensation program is designed to promote a strong, direct relationship between performance (on both a Company and individual level) and compensation and to base compensation on the Company’s quarterly, annual and long-term performance goals by rewarding above-average corporate performance and recognizing individual initiative and achievement. The Company has developed an overall compensation strategy and specific compensation plans that are intended to be effective tools for fostering the creation of shareholder value and the execution of the Company’s business plan. The overall objectives of this strategy are to make executive compensation generally competitive, with a substantial portion of such compensation contingent upon Company and individual performance, and to encourage equity ownership by the Company’s executive officers so that their interests are closely aligned with the interests of shareholders.

        During 2003, the Company retained a nationally-recognized compensation consultant to advise it with respect to compensation issues. The first step in the overall review of executive compensation was an analysis of the duties and responsibilities of each Company executive. Subsequently, the Company’s consultant compared the compensation for each Company executive with general market data for individuals with comparable job responsibilities. The Company’s consultant summarized its conclusions on Company executive compensation in a report finalized in April 2003. The results of this study have provided, and will continue to provide in 2006, the framework for determining compensation for executives of the Company.

        The key elements of the Company’s executive compensation program consist of base salary, annual cash incentive and long-term equity incentive plan, which, based on the Company’s consultant’s recommendations and the Compensation Committee’s judgment, approximate, depending on the attainment of certain revenue and profitability levels, the following percentages of aggregate compensation: base salary, 50%; annual cash incentive, 25%; and long-term equity incentive plan, 25%; respectively. A general description of the elements of the Company’s compensation program, including the bases for the compensation awarded to the Company’s Chief Executive Officer for 2005, are discussed below.

        Base Salary. Base salaries are initially determined by evaluating the responsibilities of the position, the experience and contributions of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company’s executive officers are generally positioned within the range for comparable positions in companies of similar size offering similar services. While the Company believes it offers competitive base salaries, the Company attempts to keep executive base salary increases as low as possible in order to limit the Company’s exposure if performance targets are not met.

        Annual Cash Incentive. The Company’s executive officers are eligible for annual cash incentive awards under the Company’s incentive compensation program. Under this program, Company and individual performance objectives are established at the beginning of each year. Company performance objectives are based on the Company obtaining certain levels of revenues and/or net profits. Individual performance objectives are oriented to long-term objectives of the Company, with stated goals and activities to achieve those objectives specified for each individual.

        Long-Term Equity Incentive Plan. The 2006 Equity Incentive Plan and the 2001 Equity Incentive Plan are designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company’s management and its shareholders. The 2006 Equity Incentive Plan and the 2001 Equity Incentive Plan are also designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee has determined that stock option grants to the Company’s associates, including key executive officers, are consistent with the Company’s best interest and the Company’s overall compensation program.

        Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the Company’s employ.

        The Compensation Committee has granted stock options to key executive officers. See above under “—Summary Compensation Information” and “—Stock Options.”

        Chief Executive Officer Compensation. During 2005, the Company’s Chief Executive Officer, Michael D. Hays, was paid a salary of $127,400 and was awarded $37,821 of cash incentives and was not granted any stock options as part of the long-term equity incentive plan. In evaluating Mr. Hays’ performance during 2005, the Compensation Committee considered the Company’s overall financial performance and the achievement of long-term objectives of the Company.

        Section 162(m) Limitation. The Company anticipates that all 2006 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Company determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

NATIONAL RESEARCH CORPORATION
COMPENSATION COMMITTEE

John N. Nunnelly, Chairperson
JoAnn M. Martin
Paul C. Schorr III
Gail L. Warden

PERFORMANCE INFORMATION

        The following graph compares on a cumulative basis changes since December 31, 2000, in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Stock Market (U.S.) Index and (c) the total return on the Russell 2000 Index. The graph assumes $100 was invested on December 31, 2000, in each of the three alternatives, and that all dividends were reinvested.

        The Russell 2000 Index is an index of companies with market capitalizations similar to the Company. The Company has selected this index because, at this time, the Company does not believe it can reasonably identify a peer group for comparison. The Company believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total shareholder returns.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG NATIONAL RESEARCH CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX

500
450
400
350
300
250
200
150
100
50
0
DOLLARS
12/00
12/01
12/02
12/03
12/04
12/05
NATIONAL RESEARCH CORPORATION
NASDAQ STOCK MARKET (U.S.)
RUSSELL 2000

	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005
NATIONAL RESEARCH CORPORATION	100.00	156.50	235.70	402.75	403.75	441.49

NASDAQ STOCK MARKET (U.S.) INDEX	100.00	79.08	55.95	83.35	90.64	92.73

RUSSELL 2000 INDEX	100.00	102.49	81.49	120.00	142.00	148.46

APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

General

        The Company currently has in effect the 2001 Equity Incentive Plan, under which awards with respect to up to 18,364 shares of Common Stock may be granted, and the 1997 Equity Incentive Plan, under which no additional awards may be granted. To allow for additional equity-based compensation awards to be made by the Company, the Board has unanimously adopted the 2006 Equity Incentive Plan contingent upon shareholder approval of the 2006 Equity Incentive Plan at the Annual Meeting. The following summary description of the 2006 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2006 Equity Incentive Plan which is attached to this proxy statement as Appendix A.

Purpose

        The purpose of the 2006 Equity Incentive Plan is to promote the best interests of the Company and its shareholders by providing associates (i.e., employees) of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company. The 2006 Equity Incentive Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Company to associates upon whose judgment, interest and special effort the successful conduct of the Company’s business depends.

Administration and Eligibility

        The 2006 Equity Incentive Plan is required to be administered by a committee of the Board (the “Committee”) consisting of no less than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each of whom is also an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code. In the event that the Committee is not appointed, the functions of the Committee will be exercised by the Board. Among other functions, the Committee has the authority to designate participants; to determine the types of awards to be granted to participants and the number of shares covered by such awards; and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a participant. Subject to the express terms of the 2006 Equity Incentive Plan, determinations and interpretations with respect to the 2006 Equity Incentive Plan and award agreements will be at the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties. The Compensation Committee has been designated as the current administrator of the 2006 Equity Incentive Plan.

        Any associate of the Company or any affiliate is eligible to be granted awards by the Committee under the 2006 Equity Incentive Plan. Approximately 220 persons are currently eligible to participate in the 2006 Equity Incentive Plan. The number of eligible participants may increase over time based upon future growth of the Company.

Awards Under the 2006 Equity Incentive Plan; Available Shares

        The 2006 Equity Incentive Plan authorizes the granting to associates of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options; (b) stock appreciation rights; (c) restricted stock; (d) performance shares and (e) other stock-based awards and benefits. The 2006 Equity Incentive Plan provides that up to a total of 600,000 shares of Common Stock (subject to adjustment as described below) are available for granting of awards under the 2006 Equity Incentive Plan.

        If any shares subject to awards granted under the 2006 Equity Incentive Plan, or to which any award relates, are forfeited, or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the 2006 Equity Incentive Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

        Option Awards. Options granted to participants under the 2006 Equity Incentive Plan may be either incentive stock options or non-qualified stock options. No individual participant may be granted options that could result in such participant exercising options for more than 200,000 shares of Common Stock under the 2006 Equity Incentive Plan (subject to adjustment as described below). No more than 300,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options pursuant to the 2006 Equity Incentive Plan (subject to adjustment as described below).

        The exercise price per share of Common Stock subject to options granted under the 2006 Equity Incentive Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of any option granted under the 2006 Equity Incentive Plan will be as determined by the Committee, provided that the term of an incentive stock option may not exceed ten years from the date of its grant. Options granted under the 2006 Equity Incentive Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All incentive stock options granted under the 2006 Equity Incentive Plan will also be required to comply with all other terms of Section 422 of the Internal Revenue Code.

        Stock Appreciation Rights. A stock appreciation right granted under the 2006 Equity Incentive Plan will confer on the participant holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the stock appreciation right as specified by the Committee. The grant price of a stock appreciation right under the 2006 Equity Incentive Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any stock appreciation right granted under the 2006 Equity Incentive Plan are determined by the Committee at the time of grant. Pursuant to the terms of the 2006 Equity Incentive Plan, no individual participant may be granted stock appreciation rights that could result in such participant exercising stock appreciation rights with respect to more than 200,000 shares of Common Stock under the 2006 Equity Incentive Plan (subject to adjustment as described below).

        Restricted Stock. Shares of restricted Common Stock granted to participants under the 2006 Equity Incentive Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon termination of a participant’s employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the participant.

        No participant shall be granted awards relating to more than 75,000 shares of restricted stock. The aggregate number of shares of restricted stock granted under the 2006 Equity Incentive Plan to all participants as a group shall not exceed 200,000. The foregoing numerical limitations on the issuance of shares of restricted stock are subject to adjustment as described below.

        Performance Shares. The 2006 Equity Incentive Plan also provides for the granting of performance shares to participants. The Committee will determine and/or select the applicable performance period, the performance goal or goals (and the performance level or levels related thereto) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock or restricted stock units received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Under the terms of the 2006 Equity Incentive Plan, the Committee may select from various performance goals, including return on equity, return on investment, return on net assets, economic value added, revenues, operating income, pre-tax profits, net earnings, net earnings per share, working capital as a percent of net sales, net cash provided by operating activities, market price per share of Common Stock and total shareholder return. The Committee shall have sole discretion to alter the selected performance goals, subject to shareholder approval, to the extent required to qualify the performance award for the performance-based exemption provided by Section 162(m) of the Internal Revenue Code. In the event the Committee determines it is advisable to grant performance shares which do not qualify for the performance-based exemption, the Committee may make such grants in its discretion.

        Following completion of the applicable performance period, payment on performance shares granted to and earned by participants will be made in shares of Common Stock (which, at the discretion of the Committee, may be shares of restricted stock). Pursuant to the terms of the 2006 Equity Incentive Plan, no participant may be granted more than 75,000 performance shares under the 2006 Equity Incentive Plan (subject to adjustment as described below).

        The Committee may provide that during a performance period a participant be paid cash amounts with respect to each performance share held by the participant, in the same time, manner and amount as dividends paid on a share of Common Stock. Participants shall have no voting rights with respect to the performance shares held by them during the applicable performance period.

Other Awards and Benefits

        The Committee may grant participants other stock-based awards, subject to such terms and conditions as the Committee determines. The Committee may provide other types of benefits as the Committee determines would further the purposes of the 2006 Equity Incentive Plan.

Adjustments

        If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the 2006 Equity Incentive Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to individual participant limitations, (c) the number and type of shares subject to outstanding awards, and (d) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

        Except as otherwise provided by the Committee, no award granted under the 2006 Equity Incentive Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Amendment and Termination of the 2006 Equity Incentive Plan

        Subject to shareholder approval in certain circumstances, the Board may amend, alter, suspend, discontinue, or terminate the 2006 Equity Incentive Plan. Shareholder approval of any amendment of the 2006 Equity Incentive Plan must be obtained if the Board determines it is otherwise required by the Internal Revenue Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the 2006 Equity Incentive Plan), by the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which shares of Common Stock are then traded (in order to maintain the listing of the shares thereon) or any other applicable law. To the extent permitted by applicable law and subject to such shareholder approval as may be required above, the Committee may also amend the 2006 Equity Incentive Plan. Termination of the 2006 Equity Incentive Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2006 Equity Incentive Plan except as they may lapse or be terminated by their own terms and conditions.

Amendment, Modification or Cancellation of Awards

        Subject to the limitations of the 2006 Equity Incentive Plan, the Committee may modify or amend any award or award agreement or waive any restrictions or conditions applicable to any award or the exercise of the award, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the 2006 Equity Incentive Plan; provided that the consent of the holder of the award generally must be obtained if any such modification or amendment would adversely affect the rights of such individual under the award.

No Repricing

        The Committee will not have the authority to effect the repricing of any outstanding options or stock appreciation rights or the modification of an option or stock appreciation right or entering into a transaction or series of transactions which modification or transaction(s) would be deemed to constitute a repricing of an option or stock appreciation right.

Withholding

        Not later than the date as of which an amount first becomes includible in the gross income of a participant for federal income tax purposes with respect to any award under the 2006 Equity Incentive Plan, the participant will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 2006 Equity Incentive Plan may be settled with shares of Common Stock (other than shares of restricted stock), including shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 2006 Equity Incentive Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

Certain Federal Income Tax Consequences

        Stock Options. The grant of a stock option under the 2006 Equity Incentive Plan creates no income tax consequences to the participant or the Company. A participant who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise for each underlying share of Common Stock in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock will generally give rise to capital gain or loss to the extent the amount realized from the disposition differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the Common Stock is held prior to the disposition.

        In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option for regular tax purposes (income equal to the excess of the fair market value of the underlying Common Stock at such time over the exercise price is recognized for alternative minimum tax purposes). Except as described below, any gain or loss realized by the participant on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant of the incentive stock option and one year from the date of exercise, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

        Stock Appreciation Rights. The grant of a stock appreciation right will create no income tax consequences for the participant or the Company. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the participant receives an option or shares of restricted stock upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

        Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the 2006 Equity Incentive Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will generally be entitled to a corresponding compensation deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

        A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will only be entitled to recognize a capital loss equal to the amount the participant paid for the restricted stock less the amount received upon forfeiture. In addition, the Company would be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

        Performance Shares. The grant of performance shares will create no income tax consequences for the participant or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the participant will recognize ordinary income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

        Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual. Amounts in excess of $1,000,000 are not deductible unless one of several exceptions applies. The Committee intends to grant awards under the 2006 Equity Incentive Plan that are designed, in most cases, to qualify for one such exception, the performance-based compensation exception. Grants of options and stock appreciation rights can be structured so as to qualify for this exception. The Company does not anticipate that Section 162(m) will have a material impact on the Company’s ability to deduct compensation due to awards made under the 2006 Equity Incentive Plan.

        Internal Revenue Code Sections 280G and 4999. Section 280G of the Internal Revenue Code limits the Company’s income tax deductions for compensation in the event the Company undergoes a change in control. Accordingly, all or some of the amount which would otherwise be deductible may not be deductible with respect to those options, stock appreciation rights and restricted stock that become immediately exercisable in the event of a change in control. In addition, if Section 280G limits the Company’s deduction with respect to an award to a given participant, a 20% federal excise tax (i.e., in addition to the federal income tax) will be withheld from that participant under Section 4999 on that portion of the cash or value of the common stock received by that participant that is non-deductible under Section 280G.

        Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation arrangements that do not meet specified criteria as set forth in the statute and guidance promulgated thereunder. If any of the arrangements provided under the 2006 Equity Incentive Plan fail to meet the criteria specified in Section 409A, or if the 2006 Equity Incentive Plan is not operated by the Company in accordance with such criteria, then a participant will recognize ordinary income equal to the value of the awards when such awards are no longer subject to a substantial risk of forfeiture even though the participant has not received the award in cash or stock. Additionally, the participant will be liable for a 20% tax on such amounts in addition to income taxes otherwise due on such amounts.

Future Plan Benefits

        The Company cannot currently determine the number of shares or the type of shares that may be granted to eligible participants under the 2006 Equity Incentive Plan in the future. Such determinations will be made from time to time by the Committee. Neither the Committee nor the Board has approved any grants of awards that require shareholder approval of the 2006 Equity Incentive Plan.

        During 2005, the Committee awarded stock options and restricted stock to executive officers and others under the Company’s 2001 Equity Incentive Plan. See “Executive Compensation—Summary Compensation Information” and “Executive Compensation—Stock Options.”

        On March 15, 2006, the closing price per share of Common Stock on the Nasdaq National Market was $20.43.

Equity Compensation Plan Information

        The following table sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2005.

PLAN CATEGORY	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans
approved by security
holders (1)	465,069	$13.17	275,183
Equity compensation plans
not approved by security
holders	--	$13.17	--

Total	465,069		275,183

(1)	Includes the Company’s 2004 Director Plan, 2001 Equity Incentive Plan and Director Plan.

(2)	As of December 31, 2005, the Company had authority to award up to 148,831 additional shares of restricted Common Stock to participants under the 2001 Equity Incentive Plan; provided that the total of such shares awarded may not exceed the total number of shares remaining available for issuance under the 2001 Equity Incentive Plan, which totaled 106,183 as of December 31, 2005.

Vote Required

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the 2006 Equity Incentive Plan (assuming a quorum is present) is required to approve the 2006 Equity Incentive Plan. Any shares of Common Stock not voted at the Annual Meeting with respect to the 2006 Equity Incentive Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 2006 Equity Incentive Plan.

        THE BOARD RECOMMENDS A VOTE “FOR” THE 2006 EQUITY INCENTIVE PLAN. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE 2006 EQUITY INCENTIVE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any owner of greater than 10% of the Company’s Common Stock to file reports with the Securities and Exchange Commission concerning their ownership of the Company’s Common Stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2005, all of its directors and executive officers and owners of greater than 10% of the Company’s Common Stock complied with the Section 16(a) filing requirements, except that each of Joseph W. Carmichael, Jona S. Raasch and Patrick E. Beans did not timely file a Form 4 reporting a grant of stock options on January 5, 2005, and Mr. Carmichael did not timely file a Form 4 reporting a grant of restricted stock on August 10, 2005.

MISCELLANEOUS

Independent Registered Public Accounting Firm

        KPMG LLP acted as the independent registered public accounting firm for the Company in 2005 and it is anticipated that such firm will be similarly appointed to act in 2006. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

        The fees to KPMG LLP for the fiscal years ended December 31, 2005 and 2004 were as follows:

	2005	2004
Audit Fees(1)	$ 93,100	$ 80,500
Audit-Related Fees(2)	23,345	5,570
Tax Fees(3)	15,792	22,798
All Other Fees	--	--

Total	$132,237	$108,868

(1)	Audit of annual financial statements and review of financial statements included in Forms 10-Q.

(2)	Due diligence and accounting consultations.

(3)	Tax consultations and tax return preparation including out-of-pocket expenses.

        The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2005, no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

Shareholder Proposals

        Proposals that shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2007 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on December 4, 2006. In addition, a shareholder who otherwise intends to present business at the 2007 Annual Meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Wednesday in the month of April (subject to certain exceptions if the Annual Meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2007 Annual Meeting but do not intend to include in the Company’s proxy statement for such meeting) prior to February 10, 2007, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2007 Annual Meeting. If the Board chooses to present such proposal at the 2007 Annual Meeting, then the persons named in proxies solicited by the Board for the 2007 Annual Meeting may exercise discretionary voting power with respect to such proposal.

Certain Transactions

        Mr. Warden serves as a director of the Picker Institute. During 2003 and 2004, the Company advanced to the Picker Institute $600,000 to fund designated research projects which, as of the date of this proxy statement, have not yet commenced. In addition, the Company is a party to a support services agreement with the Picker Institute under which the Company conducts the annual Picker Institute International Symposium. Under the support services agreement, the Picker Institute receives a portion of the gross receipts of each symposium, which amounted to $15,000 in 2005. In addition, the Company was party to an agreement with the Picker Institute under which the Company markets certain products under the Picker Symposium Educational Products name which was terminated during 2005. Under this agreement, the Picker Institute receives a portion of the net receipts from the sales of such products, which amounted to approximately $2,000 in 2005.

Other Matters

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

        Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Patrick E. Beans, Secretary, National Research Corporation, 1245 Q Street, Lincoln, Nebraska 68508.

By Order of the Board of Directors NATIONAL RESEARCH CORPORATION

Patrick E. Beans Secretary

April 3, 2006

APPENDIX A

NATIONAL RESEARCH CORPORATION

2006 EQUITY INCENTIVE PLAN

Section 1.      Purpose

        The purpose of the National Research Corporation 2006 Equity Incentive Plan (the “Plan”) is to promote the best interests of National Research Corporation (together with any successor thereto, the “Company”) and its shareholders by providing associates (i.e., employees) of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by associates upon whose judgment, interest and special effort the successful conduct of the Company’s business is dependent.

Section 2.      Definitions

        As used in the Plan, the following terms shall have the respective meanings set forth below:

    (a)        “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company. With respect to Awards subject to Section 409A of the Code, the term “Affiliate” shall have the meaning ascribed in Sections 414(b) or (c) of the Code, provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

    (b)        “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Performance Share or other award granted under the Plan.

    (c)        “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award.

    (d)        “Board” shall mean the Board of Directors of the Company.

    (e)        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

    (f)        “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

    (g)        “Committee” shall mean a committee of the Board designated by such Board to administer the Plan and composed of not less than two directors, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 and as an “outside director” within the meaning of Section 162(m)(4)(C) of the Code.

    (h)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act shall also be deemed a reference to any successor provision thereto.

    (i)        “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

    (j)        “Fair Market Value” shall mean (i) with respect to any Share, the last sale price of the Common Stock as reported on the Nasdaq National Market on the business day immediately preceding the date of grant of the applicable Award or other applicable valuation date, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, and (ii) with respect to any property other than Shares (including, without limitation, any other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

    (k)        “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code.

    (l)        “Non-Qualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

    (m)        “Option” shall mean the right, granted under Section 6(a) of the Plan, to purchase a Share at a specified price at a specified time or during a specified period of time. Each Option shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

    (n)        “Participant” shall mean any officer or other associate (i.e., employee) of the Company or of any Affiliate who is granted an Award. Members of the Board who are not associates of the Company or of any Affiliate shall not be eligible to receive Awards.

    (o)        “Performance Goals” shall mean any of the following (in all cases after excluding the impact of applicable Excluded Items):

(i) Return on equity for the Performance Period for the Company on a consolidated basis.

    (ii)        Return on investment for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

    (iii)        Return on net assets for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

    (iv)        Economic value added (as defined by the Committee at the time of selection) for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

    (v)        Revenues for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

    (vi)        Operating income for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

    (vii)        Pre-tax profits for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

    (viii)        Net earnings for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(ix) Net earnings per Share for the Performance Period for the Company on a consolidated basis.

    (x)        Working capital as a percent of net sales for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

    (xi)        Net cash provided by operating activities for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(xii) Market price per Share for the Performance Period.

(xiii) Total shareholder return for the Performance Period for the Company on a consolidated basis.

        With respect to Awards that are not intended to be performance-based compensation under Code Section 162(m), the Committee may utilize other performance goals not listed above, including but not limited to, subjective performance goals.

    (p)        “Performance Period” shall mean, in relation to Performance Shares or other Awards subject to Performance Goals, the period for which a Performance Goal or Goals have been established.

    (q)        “Performance Share” shall mean the right granted under Section 6(d) of the Plan to receive a Share (which, in specified circumstances, may be a Share of Restricted Stock) following the end of a Performance Period and based on the extent to which one or more Performance Goals were met, unless otherwise determined by the Committee.

    (r)        “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

    (s)        “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

    (t)        “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

    (u)        “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(d) of the Plan, which is subject to a risk of forfeiture and/or restrictions on transfer or alienability.

    (v)        “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

    (w)        “Shares” shall mean shares of common stock of the Company, $.001 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

    (x)        “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.      Administration

        The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by the Board and all references to the Committee herein shall include the Board. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Participants who are subject to Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

        Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any associate of the Company or of any Affiliate.

Section 4.      Shares Available for Award

    (a)        Shares Available. Subject to adjustment as provided in Section 4(b):

    (i)        Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 600,000; provided that no more than 300,000 Shares may be issued pursuant to the exercise of Incentive Stock Options. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan, including as Incentive Stock Options.

    (ii)        Limitations on Awards to Individual Participants. No Participant shall be granted Awards that could result in such Participant exercising Options for, or Stock Appreciation Rights with respect to, more than 200,000 Shares or receiving Awards relating to more than 75,000 Shares of Restricted Stock or more than 75,000 Performance Shares under the Plan. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

    (iii)        Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

    (b)        Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in lieu of any such adjustment; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); providedfurther that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number; and provided further than any such adjustment (or the payment of cash in lieu thereof) to an Award that is exempt from Section 409A of the Code shall be made in manner that permits the Award to continue to be so exempt, and any adjustment (or the payment of cash in lieu thereof) to an Award that is subject to Section 409A of the Code shall be made in a manner that complies with the provisions thereof.

Section 5.      Eligibility

        Any associate of the Company or of any Affiliate, including any officer or associate-director of the Company or of any Affiliate, shall be eligible to be designated a Participant.

Section 6.      Awards

    (a)        Option Awards. The Committee is hereby authorized to grant Options to any Participant with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

    (i)        Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

    (ii)        Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

    (iii)        Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee, which may include, at the discretion of the Committee, the attainment of one or more Performance Goals. The Committee also shall determine the method or methods by which, and the form or forms in which payment of the exercise price with respect to any Option may be made or deemed to have been made, including, without limitation, cash, Shares, other securities, other Awards, other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

    (iv)        Incentive Stock Options. The terms of any Incentive Stock Option shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board.

    (b)        Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to any Participant. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall be not less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

    (c)        Restricted Stock Awards.

    (i)        Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to any Participant; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participants as a group shall not exceed 200,000 (such number of Shares subject to adjustment in accordance with the terms of Section 4(b) hereof).

    (ii)        Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

    (iii)        Registration. Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

    (iv)        Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participant, or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

    (v)        Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participant (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant; and provided further, however, that with respect to an Award of Restricted Stock that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, no such discretion shall be authorized to the extent that such authority would cause such Award to cease to be considered performance-based compensation.

    (d)        Performance Shares.

(i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to any Participant.

(ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. The Committee shall have sole discretion to alter the selected Performance Goals set forth in Section 2(o), subject to shareholder approval, to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code. Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements thereof.

(iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share awarded to such Participant, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share, or may provide that such dividends be deferred and paid at the end of the Performance Period only to the extent to which the related Performance Share is earned.

(iv) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participant; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

        (e) Other Awards.

(i) Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

    (ii)        Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed if the Committee believes that such benefits would further the purposes for which the Plan was established.

    (f)        General.

(i) No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

    (iii)        Awards May Be Granted Separately or Together. Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

    (iv)        Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments. Any such determination by the Committee shall be made in a manner that will enable Awards intended to be exempt from Section 409A of the Code to continue to be exempt, or to enable Awards intended to comply with Section 409A of the Code to continue to so comply. Any deferral of amounts payable or Shares issuable hereunder shall be made pursuant to a separate written plan or other written arrangement that complies with Section 409A of the Code.

    (v)        Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, (aa) to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant; or (bb) transfer any Award. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

    (vii)        Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(viii) Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award.

Section 7.      Amendment and Termination; Correction of Defects and Omissions

    (a)        Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if the Board determines it is otherwise required by: (i) the Code or any rules promulgated thereunder (such as to allow for Incentive Stock Options to be granted under the Plan), (ii) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon), or (iii) any other applicable law. To the extent permitted by applicable law and subject to such shareholder approval as may be required above, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board.

    (b)        Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under Section 3 (other than to grant Awards) and this Section 7 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

    (c)        Amendment, Modification or Cancellation of Awards. Subject to the limitations of this Plan, the Committee may modify or amend any Award or Award Agreement or waive any restrictions or conditions applicable to any Award or the exercise of the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 4(b)); provided that the consent of the holder of the Award must be obtained if any such modification or amendment would adversely affect the rights of such individual under the Award, except that the Committee need not obtain Participant (or other interested party) consent for any change authorized pursuant to the provisions of Section 4(b), for the modification of an Award to the extent deemed necessary for the Company, the Plan, any Award or Award Agreement to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company. Notwithstanding the foregoing, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Section 409A of the Code to continue to be so exempt, or to enable an Award intended to comply with Section 409A of the Code to continue to so comply.

    (d)        No Repricing of Options or Stock Appreciation Rights. Except for adjustments made pursuant to Section 4(b) or adjustments made with prior approval of the Company’s shareholders, the Committee shall not have the authority to effect (i) the repricing of any outstanding Options or Stock Appreciation Rights or (ii) the modification of an Option or Stock Appreciation Right or entering into a transaction or series of transactions which modification or transaction(s) would be deemed to constitute a repricing of an Option or Stock Appreciation Right. The provisions of this Section 7(d) cannot be amended unless the amendment is approved by the Company’s shareholders.

    (e)        Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

    (f)        Code Section 409A. The provisions of Section 409A of the Code are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A of the Code to comply therewith.

Section 8.      General Provisions

    (a)        No Rights to Awards. No associate of the Company or of any Affiliate, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of associates of the Company or of any Affiliate, Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

    (b)        Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement; provided that the Fair Market Value of the Shares used to satisfy the Participant’s withholding obligation shall not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed to preserve favorable accounting treatment for the Company. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

    (c)        No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    (d)        Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

    (e)        Termination of Employment. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards and Award Agreements, the following rules shall apply:

(i) a Participant who transfers employment between the Company and any Affiliate, or between the Company’s Affiliates, will not be considered to have terminated employment;

    (ii)        a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a member of the Board or a member of the Board of Directors of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iii) a Participant employed by an Affiliate or who is a member of the Board of Directors of an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

        Notwithstanding the foregoing, for purposes of an Award that is subject to Section 409A of the Code, if a Participant’s termination of employment triggers the payment of compensation or the delivery or vesting of Shares under such Award, then the Participant will be deemed to have terminated employment upon a “separation from service” within the meaning of Section 409A of the Code.

    (f)        No Compensation for Benefit Plans. No amount payable or the value of Shares deliverable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its associates unless the Company or appropriate Affiliate shall determine otherwise.

    (g)        Approval of Material Terms of Performance Goals. Notwithstanding anything herein to the contrary, if so determined by the Board, the Plan provisions specifying the material terms of the Plan’s performance goals (within the meaning of Code Section 162(m)) shall be submitted to the shareholders of the Company for re-approval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved such Plan provisions.

    (h)        Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

    (i)        Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Nebraska without reference to conflict of law principles thereof and applicable Federal law.

    (j)        Time Limitation on Claims. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

    (k)        Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

    (l)        No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

    (m)        Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.      Effective Date of the Plan

        The Plan shall be effective on the day of its adoption by the Board, February 9, 2006, subject to the approval and ratification of the Plan by the shareholders of the Company within twelve months of the effective date, and any and all Awards made under the Plan prior to such approval shall be subject to such approval.

PLEASE SIGN, DATE AND RETURN USING THE ENVELOPE PROVIDED

NATIONAL RESEARCH CORPORATION
2006 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael D. Hays and Patrick E. Beans, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of National Research Corporation held of record by the undersigned on March 16, 2006, at the Annual Meeting of Shareholders to be held on May 4, 2006, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees and “FOR” the approval of the National Research Corporation 2006 Equity Incentive Plan.

1.	ELECTION OF DIRECTORS:	1.	Joseph W. Carmichael (Term expiring at the 2008 Annual Meeting)
		2.	Michael D. Hays (Term expiring at the 2009 Annual Meeting)
		3.	John N. Nunnelly (Term expiring at the 2009 Annual Meeting)

|_|	FOR the nominees listed	|_|	WITHHOLD AUTHORITY
	above (except as specified below).		to vote for the nominees
listed above.

(Instructions: To withhold authority to vote for any indicated nominee(s), write the name(s) of the nominee(s) in the box provided to the right.)

2.	APPROVAL OF THE NATIONAL RESEARCH CORPORATION 2006 EQUITY INCENTIVE PLAN.

|_|	FOR	|_|	AGAINST	|_|	ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Check appropriate box	Date________________________________, 2006
Indicate changes below:

Address Change?	|_|	Name Change?	|_|

NO. OF SHARES __________

|_|	Please check this box if you plan to attend
	the Annual Meeting. Number of persons	__________________________________________________
	attending: _____.	(Registered Owner)

__________________________________________________
(Registered Owner if held jointly)

Signature(s) in Box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.